EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1999 on the consolidated financial statements and financial statement schedule of Executive Risk Inc., incorporated by reference in the Proxy Statement of Executive Risk Inc. which is referred to and made a part of this Registration Statement (Form S-4 No. 333-73073) and Prospectus of The Chubb Corporation for the registration of 16,197,695 shares of its common stock.


                                                 /s/ ERNST & YOUNG LLP





Stamford, Connecticut
May 19, 1999